Commission File No. _________________________

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE  14C  INFORMATION STATEMENT
(Amendment No. 1)

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

Check the appropriate box:

[   ]           Preliminary Information Statement
[   ]           Confidential for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[X]           Definitive Information Statement

LEFT BEHIND GAMES INC.
(Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]           No fee required.
[   ]           Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:

[   ]           Fee paid previously with preliminary materials.

[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)           Amount Previously Paid:

(2)           Form, Schedule or Registration Statement No.:

(3)           Filing Party:

(4)           Date filed:

LEFT BEHIND GAMES INC.
29995 Technology Drive, Suite 200
Murrieta, California 92563

NOTICE OF ACTION TAKEN BY WRITTEN CONSENT OF OUR MAJORITY STOCKHOLDERS

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

To Our Stockholders:

Left Behind Games Inc., a Washington corporation, hereby notifies its stockholders of record that stockholders holding a majority of our voting securities have resolved to taking the following actions by written consent in lieu of an annual meeting of stockholders:

1.	To elect each of Troy A. Lyndon, Leslie Bosckor and Michael Knox as members to our board of directors for a period of one year or until his/her respective successor is elected and qualifies; and

2.	To appoint KMJ Corbin and Company LLP as the independent registered auditors of the Company for the fiscal year ending March 31, 2008.

The foregoing actions to be taken pursuant to the written consent shall be made effective 20 days after the mailing of this Information Statement (the “Effective Date”).  You have the right to receive this notice if you were a stockholder of record at the close of business on the date of this notice (the "Record Date").

Please note that the number of votes received is sufficient to satisfy the stockholder vote requirement for these actions and no additional votes will consequently be needed to approve these actions.

We are not asking you for a proxy and you are requested not to send us a proxy.

No action is required by you.  The accompanying Information Statement is furnished only to inform our stockholders of the action described above before it takes effect in accordance with Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended.

Murrieta, California Dated October 12, 2007	/s/ Troy A. Lyndon CEO and Member of the Board

LEFT BEHIND GAMES INC.
29995 Technology Drive, Suite 200
Murrieta, California 92563

INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
OF THE SECURITIES EXCHANGE ACT OF 1934 AND
REGULATION 14C THEREUNDER

We are furnishing this Information Statement to the stockholders of Left Behind Games Inc., a Washington corporation (“Left Behind Games Inc.” or the “Company”), to provide a description of actions taken by written consent of the holders of a majority of the outstanding shares of the Company’s common stock that were entitled to vote on such actions. This Information Statement is being furnished to all holders of the Company’s common stock. This Information Statement also constitutes notice of action taken without a meeting as prescribed by Washington Business Corporation Act. The actions to be taken pursuant to the written consent shall be made effective 20 days after the mailing of this Information Statement (the “Effective Date”).

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

This Information Statement is being mailed on or about October 23, 2007 to stockholders of record on October 12, 2007 (the “Record Date”). The Information Statement is being delivered only to inform you of the corporate action described herein before it takes effect, in accordance with Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

We have asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the common stock held of record as of the Record Date by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’ MEETING
WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

On October 12, 2007, the stockholders of the Company holding an aggregate of 47,108,000 shares of issued and outstanding voting securities of the Company, constituting 54.3% of the issued and outstanding voting securities as of the Record Date (the “Majority Stockholders”), delivered a letter to the Company’s the CEO demanding the Company to call a stockholders’ meeting for the election of directors. Pursuant  to RCW 23B.07.020 (1)(b) of the Washington Business Corporation Act, a public corporation shall hold a stockholders’ meeting if the holders of at least ten percent (10%) of all votes entitled to be cast on any issue proposed to be considered at stockholders’ meeting deliver to such corporation’s Secretary, or the CEO in his absence one or more demands set forth in an executed and dated record for the meeting describing the purpose or purposes for which a meeting is to be held, which demands shall be set forth in either (i) in an executed record or (ii) if the corporation has designated an address, location, or system to which the demands may be electronically transmitted and the demands are electronically transmitted to that designated address, location or system, in an executed electronically transmitted record.

NO VOTE OR OTHER CONSENT OF OUR STOCKHOLDERS IS SOLICITED IN CONNECTION
WITH THIS INFORMATION STATEMENT.  WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Our stockholders holding an aggregate of 47,108,000 shares of our voting securities representing approximately 54.3% of the issued and outstanding voting securities as of the close of business on the Record Date (the “Majority Stockholders”), have approved and authorized the following actions to be effective on the 20 days after this Information Statements is mailed to our stockholders of record as of the close of business on the Record Date (the “Effective Date”):

1.
The election of each of Troy A. Lyndon, Leslie Bosckor and Michael Knox as members to our board of directors for a period of one year or until his/her respective successor is elected and qualifies. ; and

2.	The appointment of KMJ Corbin and Company LLP as the independent registered auditors of the Company for the fiscal year ending March 31, 2008.

Stockholders holding a majority of the voting securities have not consented to or considered any other corporate action.

Because stockholders holding at least a majority of the voting rights of our outstanding voting securities on the Record Date have voted in favor of the foregoing proposals, and have sufficient voting power to approve such proposals through their ownership of common stock, no other stockholder consents will be solicited in connection with the transactions described in this Information Statement. Pursuant to Rule 14c-2 under the Exchange Act, the proposals will not become effective until a date at least 20 calendar days after the date on which this Information Statement is first mailed to the stockholders. We anticipate that the actions contemplated herein will be effected on or about the close of business on November 2, 2007 (the “Effective Date”).

There were an aggregate of 86,730,376 shares of voting securities, consisting of 83,861,378 shares of common stock and 2,868,996 shares of series A preferred stock, issued and outstanding at the close of business on the Record Date. Each stockholder is entitled to one vote per share for every share of common stock and series A preferred stock held by such person. The persons owning a majority of the voting power of Left Behind Games Inc. have adopted resolutions to effect the above-listed actions.

The Company will pay the cost of preparing and sending out this Information Statement. It will be sent to stockholders on October 23, 2007 via regular mail along with a copy of Left Behind Games Inc.'s Annual Report on Form 10-KSB for the year ended March 31, 2007.

Dissenter's Rights of Appraisal

The Washington Business Corporation Act does not provide for dissenter's rights of appraisal in connection with the above-listed actions.

CAUTIONARY STATEMENT REGARDING
FORWARD LOOKING INFORMATION

This Information Statement and other reports that we file with the SEC contain certain forward-looking statements relating to our future financial performance or future events. Forward-looking statements give our current expectations and forecasts of future events.  All statements other than statements of current or historical fact contained in this Information Statement, including statements regarding our future financial position, business strategy, budgets, projected costs and plans and objectives of management for future operations, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “estimate,” “expect,” “intend,” “may,” “plan,” and similar expressions, as they relate to our business, or us are intended to identify forward-looking statements. These statements are based on our current plans, and our actual future activities and results of operations may be materially different from those set forth in the forward-looking statements. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made. Any or all of the forward-looking statements in this annual report may turn out to be inaccurate. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that it believes may affect its financial condition, results of operations, business strategy and financial needs. The forward-looking statements can be affected by inaccurate assumptions or by known or unknown risks, uncertainties and assumptions. We undertake no obligation to publicly revise these forward-looking statements to reflect events occurring after the date hereof. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained in this Information Statement.

For a detailed discussion of these and other risk factors, please refer to our filings with the SEC on Forms 10-KSB, 10-QSB and 8-K.  You can obtain copies of these reports and other filings for free at the SEC’s Web site at www.sec.gov or from commercial document retrieval services.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

Our articles of incorporation and bylaws authorize a board of directors comprised of a number of not less than one.  Our current directors were appointed by the Company shareholders prior to expiration of their respective terms. The Majority Stockholders have voted to re-elect Troy A. Lyndon as a member of the Company’s board of directors and elect two new members to the Company’s board of directors, effective as of the Effective Date.

Set forth below for each person who will be elected as member of our board of directors as of the Effective Date, based on information supplied by him or her, are his or her name, age as of the date of the Proxy Statement, any presently held positions with us, his or her principal occupation now and for the past five years, other directorships in public companies and his tenure of service with us as a director of such public companies. If elected, each director shall hold office for a one year period or until their respective successors are elected and qualify. The information has been provided by the nominees without independent verification by our management.

Executive Officers of the Registrant

Our directors and executive officers as of the Record Date, include the following persons:

Name	Age	Position

Troy A. Lyndon	42	Chairman & Chief Executive Officer

James B. Frakes	50	Chief Financial Officer

Jeffrey S. Frichner	49	Director

Thomas H. Axelson	63	Director

Ray Dixon	54	Director

Troy A. Lyndon, Chief Executive Officer and Chairman of the Board of Directors, age 42, is the CEO of Left Behind Games Inc. Mr. Lyndon has over 20 years experience in the management and development of software projects, including computer and video game products such as Batman, Defender of the Crown, Street Fighter and the first 3D Madden Football game, which has become a brand exceeding more than a billion in revenue for Electronic Arts, the world’s largest video game publisher. Mr. Lyndon is also a recipient of the Entrepreneur of the Year award from Inc. Magazine, Merrill Lynch and Ernst & Young. He has also served many ministries and Christian publishers, including the Billy Graham Evangelistic Association, Campus Crusade for Christ, Tyndale and Biblesoft, in the development of multimedia presentations, CD-ROMs, DVDs, and retail products. From December 1993 to February 1997, he served as CEO of Studio Arts Multimedia, Inc. where he managed and developed multiple million dollar plus video game projects. From December 1988 to October 1993, Mr. Lyndon served as President of Park Place Productions, which became North America’s largest independent developer of video games, where he managed operations, including the publication and/or development for more than 50 computer and video game projects.

James B. Frakes, Chief Financial Officer, age 50, was appointed chief financial officer of Left Behind Games Inc. in November 2006. Prior to joining us, Mr. Frakes was the chief financial officer of NTN Communications, Inc. from April 2001 through June 2005. Mr. Frakes serves on the Board of Youth Tennis San Diego, a nonprofit organization. He holds an MBA from the University of Southern California and a BA from Stanford University.

Jeffrey S. Frichner, Member of the Board of Directors, age 49, formerly was the president and secretary of Left Behind Games Inc. Currently, he is managing director of Good News Capital, LLC, a financial relations and consulting firm. Previously, he was national accounts manager for Raindance Communications, Inc. Prior to that, Mr. Frichner was the director of business development for Enable Incorporated. Previous to that, he was Vice President of Corporate Finance and Investments for Janda, Phillips and Garrington, LLC. Prior, Mr. Frichner was a registered representative with Dean Witter Reynolds. He holds a BA in business and marketing from National University and is a former United States Marine.

Thomas H. Axelson, member of the board of directors, age 63, formerly was the chief financial officer of Left Behind Games Inc. He also currently serves as the Foundations Relations Manager for the largest ministry of Campus Crusade for Christ International. For more than 35 years, Mr. Axelson has devoted his life to ministry. During the past 15 years, he has managed allocations of more than $350 million to support Campus Crusade for Christ operations worldwide. Mr. Axelson received his B.S. in Chemistry and Biology from Bemidji State University and holds an M.A. in Management from Claremont Graduate School.

Ray Dixon, member of the board of directors, age 53, is a vice president of Southpointe Financial Group and has been with Southpointe for 21 years. Mr. Dixon has decades of experience in operations management of publishing and lending institutions. Further, Mr. Dixon has 23 years experience in real estate finance and investments.

Director Nominees

Troy A. Lyndon.  Mr. Lyndon’s biography  is provided stated above.

Leslie Bocskor, age 43, is President of Lenox Hill Partners, LLC, formerly known as Venture Catalyst LLC, a New York-based consulting firm advising public and early stage companies with outsourced c-level assistance; funding, team building, board expansion, strategic partnerships, mergers and acquisitions and strategic relationships. Mr. Bocskor is a repeat-entrepreneur and has been involved as a banker, advisor, executive or board member with publicly traded companies for nearly 20 years. From 1995-1999, Mr. Bocskor was one of the co-founders of Mason Cabot, a boutique investment banking firm. Mr. Bocskor is the co-founder and chairman of the Action Arts League, a New York-based arts and cultural charitable organization.

Michael Knox, age 46, is the Vice President of V2P Communications, one of the world’s leading Internet audio marketing firms. Mr. Knox is also a recipient of the Entrepreneur of the Year award from Inc. Magazine, Merrill Lynch and Ernst & Young. From 1995 to 2001, Mr. Knox served as President for OmniNet Media.com, Executive Producer for Narrow Broadcastings, Inc. and VP Business Development for IRI Entertainment. From 1989 to 1994, Mr. Knox served as Chief Executive Officer of Park Place Productions, which became North America’s largest independent developer of video games, developing more than 50 computer and video game projects.

Involvement in Certain Legal Proceedings:

During the past five years no director or executive officer of the Company (i) has been involved as a general partner or executive officer of any business which has filed a bankruptcy petition; (ii) has been convicted in any criminal proceeding nor is subject to any pending criminal proceeding; (iii) has been subjected to any order, judgment or decree of any court permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and (iv) has been found by a court, the Securities and Exchange Commission (the “SEC”) or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law.

Audit, Nominating and Compensation Committees:

Our Board of Directors does not have standing audit, nominating or compensation committees, and our Board of Directors performs the functions that would otherwise be delegated to such committees. Currently, our Board of Directors believes that the cost of establishing such committees, including the costs necessary to recruit and retain qualified independent directors to serve on our Board of Directors and such committees and the legal costs to properly form and document the authority, policies and procedures of such committees are not justified under our current circumstances. However, we anticipate that our Board of Directors will seek qualified independent directors to serve on the Board and ultimately form standing audit, nominating and compensation committees

Section 16(a) Beneficial Ownership Reporting Compliance:

Section 16(a) of the Exchange Act requires our executive officers and directors and persons who own more than ten percent of our common stock to file reports of ownership and changes in ownership with the SEC. Such executive officers, directors and greater than ten percent stockholders are also required by SEC rules to furnish us with copies of all Section 16(a) forms they file. Based on information supplied to us and filings made with the SEC, we believe that, during the fiscal year ended March 31, 2007, Section 16(a) filing requirements applicable to its directors, officers, and greater than ten percent beneficial owners were not complied with. Messrs. Lyndon and Frichner filed late Form 3s on April 21, 2006. Mr. Axelson filed a late Form 3 on July 12, 2007. Mr. James B. Frakes, our Chief Financial Officer, and Mr. Dixon filed late Form 4s on July 10, 2007.

COMPENSATION DISCUSSION AND ANALYSIS

Our Compensation Discussion and Analysis addresses the following topics with respect to Named Executive Officer (NEO) compensation processes and decisions:

General

The board has not yet appointed a Compensation Committee, so the full board is responsible for establishing the company’s overall compensation strategy, with support from management and consultants. To date, however, the board has not approved the compensation of management. The board also oversees the company’s current stock option plan, and is responsible for administering the plan.

Our compensation arrangements reflect the individual circumstances surrounding the applicable executive officer’s hiring or appointment.

Principal Components of Compensation of Our Executive Officers

The principal components of the compensation we have historically paid to our executive officers have consisted of equity compensation, generally in the form of grants of our common stock.

Our board and management have not yet established a consensus on policies or guidelines with respect to the mix of base salary, bonus, cash incentive compensation and equity awards to be paid or awarded to our executive officers. In general, the board believes that a greater percentage of the compensation of the most senior members of our management should be performance-based. In future fiscal years, the board anticipates adopting more formal and structured compensation policies and programs, including the formation of a compensation committee. At such time, the board will endeavor to implement policies designed to attract, retain and motivate individuals with the skills and experience necessary for us to achieve our business objectives. These policies will also serve to link pay with measurable performance, which, in turn, should help to align the interests of our executive officers with our shareholders.

The board meets in-person at least five times per year. It also meets as necessary, either in person or via telephone to discuss compensation and other issues. It met ten times during the past fiscal year. The Board works with our management in carrying out its responsibilities.

Base Salary

Our Chief Executive Officer

We hired Troy A. Lyndon as our Chief Executive Officer in 2002. Mr. Lyndon’s employment agreement with us provides for an annual base salary of $150,000. In the future, based upon revenue benchmarks, this amount can increase commensurate with our increased revenues, to a maximum salary of $300,000 per year. The terms of Mr. Lyndon's employment agreement include certain incentive bonuses. Under the agreement, Mr. Lyndon may achieve increases in his annual salary and varying levels of bonuses once we achieve certain revenue benchmarks. The initial benchmark to receive an increase in his salary over the current level of $150,000 and to receive a bonus is $4 million for a fiscal year. Mr. Lyndon has not earned a bonus under an agreement because we have not reached the revenue target of $4 million.

Our Chief Financial Officer

We hired James B. Frakes as our as our chief financial officer in November 2006. Our employment agreement with Mr. Frakes provides for an initial annual salary of $140,000 with $10,000 payments upon the filing of each 10-KSB. Subsequently, his annual salary was increased to $180,000.

Our President

We hired Jeffrey S. Frichner as our President in 2002. Our employment agreement with Mr. Frichner provided for an annual salary of $150,000. Mr. Frichner resigned as our President on June 8, 2007.

Bonus Compensation

We have not historically paid any automatic or guaranteed bonuses to our executive officers. However, certain officers have bonus components in connection with their performance.

Equity Compensation

Our board of directors’ plans to begin granting equity-based awards to attract, retain, motivate and reward our employees, particularly our executive officers, and to encourage their ownership of an equity interest in our company. We implemented the 2006 Stock Incentive Plan in January 2007. We did not grant any options to our executive officers or employees in the fiscal year ended March 31, 2007.

We may make future awards of stock options to our executive officers under the Plan. We reserve the discretion to pay compensation to our executive officers that may not be deductible.

We do not have any program, plan or practice that requires us to grant equity-based awards on specified dates. Authority to make equity-based awards to executive officers rests with the board, which considers the recommendations of our chief executive officer and other executive officers.

Deferred Compensation

Three of our officers or former officers previously deferred a portion of their compensation, which they have the right to convert to the company’s Common Stock at prices ranging from $0.084 to $1.68 per share. All three of those officers or former officers elected to convert that deferred compensation into our common stock at the agreed conversion rates as follows:

•	Mr. Lyndon converted $188,542 of deferred compensation into 2,242,441 shares of our common stock.
•	Mr. Frichner converted $266,128 of deferred compensation into 2,721,463 shares of our common stock.
•	Mr. Axelson converted $126,043 of deferred compensation into 938,534 shares of our common stock.

Severance and Change of Control Payments

Our board of directors believes that companies should provide reasonable severance benefits to employees, recognizing that it may be difficult for them to find comparable employment within a short period of time.

Our employment agreement with Mr. Lyndon provides that, if Mr. Lyndon is terminated without cause, he is entitled to receive an amount equal to six (6) months' base compensation. We believe that the termination provisions of Mr. Lyndon’s employment agreement are comparable to those in effect for chief executive officers of companies comparable to us, in terms of size, revenue, profitability and/or nature of business.

Perquisites

Each of our executive officers receives similar perquisites. We have agreed to reimburse each executive officer for all reasonable travel, entertainment and other expenses incurred by them in connection with the performance of their duties and obligations. Certain of our executive officers receive an automobile allowance and payment of other automobile expenses. Pursuant to his employment agreement, Mr. Lyndon receives a monthly car allowance of up to $1,000, plus actual maintenance, repair and insurance costs. Mr. Frichner also received a car allowance of up to $1,000, plus actual maintenance, repair and insurance costs.

We also provide health insurance for Messrs. Lyndon and Frakes and have agreed to provide for Mr. Frichner’s individual health insurance for a period of six months following his resignation in early June 2007.

Compensation Committee Interlocks and Insider Participation

We have not yet designated a Compensation Committee. All compensation matters are approved by the full board. Mr. Lyndon and Mr. Frichner were our employees or former employees during the past fiscal year. None of our executive officers served on the compensation committee (or equivalent), or the board, of another entity whose executive officer(s) served on our board.

Summary Compensation Table

The cash and non-cash compensation that we have paid during the fiscal year ended March 31, 2007, March 31, 2006 and March 31, 2005 or that was earned by our chief executive officer and our other executive officers is detailed in the following table.

Name and Principal Position	Year	Salary	Stock Awards (3)	All Other Compensation	Total
Troy A. Lyndon Chairman and Chief Executive Officer	2007 2006 2005	$150,000 120,973 71,944	-- -- --	$41,739(1) -- --	$191,739 -- --

Jeffrey S. Frichner Former President	2007 2006 2005	$143,800 126,878 110,792	-- -- --	$49,729(2) -- --	$193,529 -- --

James B. Frakes Chief Financial Officer	2007	$ 71,564*	$131,475	--	$203,039

Kevin Hoekman Senior Producer	2007	$108,992 *	$554,000	--	$662,992

David Klein Former Senior Vice President	2007	$ 88,846 *	$355,500	--	$444,346
        ______________________
(1) Includes $31,000 paid as board attendance fees and $10,739 as automobile related compensation.
(2) Includes $31,000 paid as board attendance fees and $18,729 as automobile related compensation. Frichner resigned as President in June 2007.
(3) Stock grants are valued as of the grant date.
* Frakes, Hoekman and Klein were all for partial years. Klein resigned on April 2007.

Compensation of Our Independent Directors

Currently, our directors do not receive compensation. It is anticipated, however, that each of our directors may receive compensation at some point in the future.

In connection with his previous service as our chief financial officer, Mr. Axelson had the right to convert certain deferred compensation of $126,043 into an additional 938,534 shares of our common stock at post reverse split rate ranging from $0.084 to $1.68 per share. He has elected to fully convert his deferred compensation.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table presents information about the beneficial ownership of our voting securities as of the Record Date by:

•	each person or entity who is known by us to own beneficially more than 5% of the outstanding shares of our voting securities;

•	each of our directors and named executive officers;

•	all directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities, subject to community property laws, where applicable. The percentage of beneficial ownership of our shares of voting securities subject to this SEC filing is based on a total of 83,861,378 shares of common stock issued and outstanding as of the Record Date.

	Common Stock		Preferred Stock
Name and Address of Beneficial Owner	Number of Shares Beneficially Owned (1)	Percentage of Class (2)	Number of Shares Beneficially Owned	Percentage of Class (3)

Troy A. Lyndon 25060 Hancock, Suite 103 Box 110 Murrieta, California 92562	3,669,598	4.38%	--	--

Jeffrey S. Frichner 43980 Mahlon Vail Cir, Ste 2701 Temecula, CA 92592	4,299,757	5.13%	--	--

James B. Frakes 25060 Hancock Ave., Suite 103 Box 110 Murrieta, CA 92562	175,000	*	--	--

Thomas H. Axelson 29931 Mirongo Place Laguna Nigel, CA 92677	1,132,788	1.35%	--	--

Ray Dixon c/o Southpointe Financial 26741 Rancho Parkway South, Suite A Lake Forest, CA 92630	817,249	*	817,249	28.49%

Demos Papasavas 25060 Hancock Ave. Suite 103 Box 110 Murrieta, CA 92562	5,200,000	6.20%	--	--

Anthony Markovic 25060 Hancock Ave. Suite 103 Box 110 Murrieta, CA 92562	6,300,000	7.51%	--	--

Robin Kasten 25060 Hancock Ave. Suite 103 Box 110 Murrieta, CA 92562	6,200,000	7.39%	--	--

Officers and Directors as a group (five persons)	10,094,392	12.04%	--	--

* Represents less than 1%
(1)	Calculates outstanding securities plus securities that the person may acquire within the next 60 days pursuant to privileges to convert preferred shares.
(2)	Based on 83,861,278 shares of common stock issued and outstanding as of the Record Date.
(3)	Based on 2,868,996 shares of series A preferred stock issued and outstanding as of the Record Date.
(4)	Shares held by Southpointe Financial with offices located at 26471 Rancho Parkway South, Suite A, Lake Forest, CA 92630 of which Ray Dixon has voting and dispositive control.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE.

Transactions with Third Party Companies Owned by Executive Officers

On October 11, 2002, Tyndale granted White Beacon an exclusive worldwide license, as amended, to use the copyrights and trademarks relating to the storyline and content of the books in the LEFT BEHIND series of novels for the manufacture and distribution of video game products for personal computers, CD-ROM, DVD, game consoles, and the Internet. The license was initially set to expire on December 31, 2006, subject to automatic renewal for three additional three-year terms so long as Tyndale was paid royalties in an aggregate amount equal to or in excess of $1,000,000 during the initial term and $250,000 during each renewal term.

The license requires White Beacon to pay the following royalties: (i) 4% of the gross receipts on console game platform systems and (ii) 10% of the gross receipts on all non-electronic products and for electronic products produced for use on personal computer systems. White Beacon was required to guarantee a minimum royalty of $250,000 during the initial four-year term of the license. White Beacon was also required to pay $100,000 to Tyndale as an advance against future royalties payable to Tyndale under the License agreement, all of which was paid by the Company in fiscal 2003 (see below).

On November 14, 2002, White Beacon granted LBG a Sublicense of all of its rights and obligations under its license with Tyndale, with the written approval of Tyndale. In consideration for receiving the sublicense, we issued to White Beacon 3,496,589 shares of our common stock valued at $5,850, which was the estimated fair value of the common stock on the date of issuance.

During the year ended March 31, 2003, we paid $100,000 to Tyndale as a non-refundable advance against the guaranteed minimum royalty of $250,000 payable to Tyndale during the initial four-year term. We accrued the remaining guaranteed minimum royalty of $150,000 which was included in current liabilities in the accompanying consolidated balance sheet at March 31, 2006 and was paid in October 2006.

In September 2006, the license was amended and extended to December 31, 2009 after which it is subject to automatic renewals for additional three year terms if we have paid and/or prepaid royalties of $250,000 during each renewal period. As part of this amendment, we must pay Tyndale the remaining $750,000 of the agreed original minimum royalty payment on or before March 31, 2007.

The license was further amended on May 14, 2007. Under this amendment the remaining amount of the minimum royalty payment was reduced from $750,000 to $250,000 and the date of that payment was extended from March 31, 2007 to December 31, 2007. We have charged the minimum royalty payment amount to our cost of goods sold on our March 31, 2007 financial statements.

As LB Games Ukraine is currently providing software development services only to us and due to our history of providing on-going financial support to that entity, through consolidation we absorb all net losses of this variable interest entity in excess of the equity. LB Games Ukraine’s sole asset is cash which has an approximate balance of $2,600 at March 31, 2007. During the year ended March 31, 2007, we paid approximately $180,000 for software development services provided by LB Games Ukraine, which has been recorded as research and development cost during the period.

Our Directors’ Other Business Activities

Our directors are involved in a variety of business and professional activities outside of managing our operations. These other activities may result in a conflict with respect to the allocation of management resources away from our operations and to other activities.

Management of the Company

Our Management devotes only such time to our operations as they, in their sole discretion deem necessary to carry out our operations effectively. Our officers and directors may work on non-profit projects in accordance with their respective employment agreements. Conflicts of interest may arise in allocating management time, services or functions among such affiliates.

Limitation of Rights

Our Bylaws provide that our management will not be liable for actions taken by them in good faith in furtherance of our business, and will be entitled to be indemnified by us in such cases. Therefore, our stockholders may have a more limited right against the management, their affiliates and their respective related parties than they would have absent such limitations in the Bylaws. In addition, indemnification of the management, their affiliates and their respective related parties could deplete our assets possibly resulting in loss by the stockholders of a portion or all of their investment.

PROPOSAL NO. 2
APPOINTMENT OF AUDITORS

The Majority Stockholders have ratified the Board’s appointment of KMJ Corbin and Company LLP, located in Irvine, California, as the independent registered auditors of the Company for the fiscal year ending December 31, 20007, the same auditors since operations began for the Company.  As the Company’s auditors, KMJ Corbin and Company LLP, will be charged to audit the books and records of the Company and to report thereon necessary for the Company’s registration statements and/or periodic reports filed with the SEC under the Securities Act of 1933, as amended, and/or the Exchange Act  as well as providing an assessment of management’s report concerning the Company’s its internal controls and procedures in the Company’s annual report on Form 10-KSB as required by the Sarbanes-Oxley Act of 2002, as amended.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES

The following table shows the fees paid or accrued by us for audit and other services provided by KMJ Corbin and Company LLP during 2006 and 2007:

	Year Ended March 31,
	2007	2006
Audit Fees (1)	$102,350	$73,239
Audit-Related Fees	0	0
Tax Fees	0	0
Other Fees	0	0
	$102,350	$73,239

(1)
Consists of professional services rendered in connection with the audit of our financial statements for the most recent fiscal year, reviews of the financial statements included in our quarterly reports on Form 10-Q during the fiscal years ended March 31, 2007 and March 31, 2006,  and the issuance of comfort letters to underwriters and consents for filings with the SEC.

BOARD PRE-APPROVAL OF AUDIT AND PERMISSIBLE
NON-AUDIT SERVICES BY INDEPENDENT AUDITORS

The Board of Directors pre-approves all audit and non-prohibited, non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. The Board has adopted a policy for the pre-approval of services provided by the independent auditors. Under the policy, pre-approval is generally provided for up to one (1) year and any pre-approval is detailed as to the particular service or category of services and is subject to a specific budget. In addition, the Board may also pre-approve particular services on a case-by-case basis. For each proposed service, the Board has received detailed information sufficient to enable the Board to pre-approve and evaluate such service and has pre-approved all such services. The Board of Directors may delegate pre-approval authority to one or more of its members. Any pre-approval decisions made under delegated authority must be communicated to the Board at or before the next scheduled meeting. There were no waivers by the Board of Directors of the pre-approval requirement for permissible non-audit services in 2006.

COSTS OF PROXY SOLICITATION

The entire cost of soliciting proxies from the stockholders will be borne by us. In addition to the use of the mail, proxies may be solicited by personal interview, telephone or telegram by directors, officers or regular employees, who will not receive additional compensation for such solicitation but may be reimbursed for reasonable out-of-pocket expenses incurred in connection therewith. Arrangements may also be made with proxy solicitors, brokerage firms and other custodians, nominees and fiduciaries to forward proxy solicitation materials to the beneficial owners of shares of Common Stock held of record by such persons, in which case we will reimburse such persons reasonable accountable out-of-pocket expenses incurred by them in connection therewith.

REGULATORY MATTERS

No United States federal or state regulatory requirements must be complied with or approvals obtained as a condition of the proposed actions other than the federal securities laws.

ADDITIONAL INFORMATION

A copy of our Annual Report on Form 10-KSB for the year ended March 31, 2007, and a copy of our Quarterly Reports on Forms 10-QSB for the quarter ended June 30, 2007 will be furnished without charge upon receipt of a written request.  The exhibits to those Reports will also be provided upon request and payment of copying charges.  Requests should be directed to the Corporate Secretary, or the CEO in his absence, Left Behind Games Inc., 25060 Hancock Avenue, Suite 103-110, Murrieta, California 92562.  The Current Annual and Quarterly Reports on Forms 10-KSB and 10-QSB, respectively, with exhibits, are also available free of charge at the SEC’s website, www.sec.gov, or at the SEC’s Public Reference Room at Judiciary Plaza Building, 450 Fifth Street, N.W., Washington, D.C. 20549.  You may call 1-800-SEC-0330 for more information on the SEC’s Public Reference Room.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS INFORMATION STATEMENT.  THE DATE OF THIS INFORMATION STATEMENT IS OCTOBER 12, 2007.  WE HAVE NOT AUTHORIZED ANYONE TO GIVE ANY INFORMATION DIFFERENT FROM THE INFORMATION CONTAINED IN THIS INFORMATION STATEMENT.  YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS INFORMATION STATEMENT IS ACCURATE AS OF ANY LATER DATE THAN THE DATE OF THE INFORMATION STATEMENT, AND THE MAILING OF THIS INFORMATION STATEMENT TO STOCKHOLDERS WILL NOT CREATE ANY IMPLICATION TO THE CONTRARY.

Murrieta, California Dated October 12, 2007	/s/ Troy A. Lyndon CEO and Member of the Board